Exhibit 99.1
Purchase, New York       Telephone:  914-253-2000       www.pepsico.com

Contact:	Investor	Media
	Lynn A. Tyson	Dave DeCecco
	Senior Vice President, Investor Relations	Director, Media Bureau
	914-253-3035	914-253-2655
	email: lynn.tyson@pepsi.com	email: david.dececco@pepsi.com

PepsiCo Refiles Hart-Scott-Rodino Premerger Notification

PURCHASE, N.Y. – Feb. 17, 2010 – PepsiCo (NYSE: PEP) today announced in connection with its proposed acquisitions of The Pepsi Bottling Group (NYSE: PBG) and PepsiAmericas, Inc. (NYSE: PAS) that it signed a consent decree proposed by the Staff of the Federal Trade Commission (FTC) providing for the maintenance of the confidentiality of certain information it will obtain from Dr. Pepper Snapple Group, Inc. (DPS) in connection with the manufacture and distribution of certain DPS products after the acquisitions are completed.  That consent decree is subject to review and approval by the Commissioners of the FTC.  As a result of the foregoing, PepsiCo today refiled its notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) with respect to the acquisitions and has requested early termination of the waiting period.

On August 4, 2009, PepsiCo announced it had entered into definitive merger agreements with PBG and PAS in order to fully integrate PepsiCo’s beverage business.  These transactions are intended to create a more flexible, efficient and competitive system that can drive growth across the full range of PepsiCo beverage brands.

PepsiCo hopes to close the acquisitions, which remain subject to regulatory approvals (including the expiration or termination of the waiting period under the HSR Act) and the satisfaction of other customary closing conditions, by the end of February 2010.  Earlier today, the shareholders of each of PAS and PBG approved the adoption of the merger agreements.

About PepsiCo
PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 18 different product lines that each generate more than $1 billion in annual retail sales. Our main businesses – Frito-Lay, Quaker, Pepsi-Cola, Tropicana and Gatorade – also make hundreds of other nourishing, tasty foods and drinks that bring joy to our consumers in over 200 countries. With more than $43 billion in 2009 revenues, PepsiCo employs approximately 203,000 people who are united by our unique commitment to sustainable growth, called Performance with Purpose. By dedicating ourselves to offering a broad array of choices for healthy, convenient and fun nourishment, reducing our environmental impact, and fostering a diverse and inclusive workplace culture,   PepsiCo balances strong financial returns with giving back to our communities worldwide. For more information, please visit www.pepsico.com.

Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: PepsiCo’s ability to consummate the acquisitions of PBG and PAS and to achieve the synergies and value creation contemplated by the proposed acquisitions; PepsiCo’s ability to promptly and effectively integrate the businesses of PBG, PAS and PepsiCo; the timing to consummate the proposed acquisitions and any necessary actions to obtain required regulatory approvals; the diversion of management time on transaction-related issues; changes in demand for PepsiCo’s products, as a result of shifts in consumer preferences or otherwise; increased costs, disruption of supply or shortages of raw materials and other supplies; unfavorable economic conditions and increased volatility in foreign exchange rates; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business process transformation initiative or outsource certain functions effectively; damage to PepsiCo’s reputation; trade consolidation, the loss of any key customer, or failure to maintain good relationships with PepsiCo’s bottling partners, including as a result of the proposed acquisitions; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; changes in the legal and regulatory environment; disruption of PepsiCo’s supply chain; unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; and risks that benefits from PepsiCo’s Productivity for Growth initiative may not be achieved, may take longer to achieve than expected or may cost more than currently anticipated.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #